Press Release	Exhibit 99.1

Technest Holdings announces agreement to sell EOIR subsidiary for up to $34 million

Bethesda, MD September 13, 2007 – Technest Holdings, Inc. (OTCBB:TCNH), a defense and homeland security company, announced today that it entered into a Stock Purchase Agreement with EOIR Holdings LLC, a Delaware limited liability company (“LLC”), pursuant to which Technest will sell EOIR Technologies, Inc. to LLC.  LLC is an entity formed for the purposes of facilitating this transaction and is an affiliate of The White Oak Group, Inc., an Atlanta, Georgia based private investment firm.

The sale of EOIR to LLC will be structured as a stock sale in which LLC will acquire all of the outstanding stock of EOIR in exchange for approximately $34 million in cash, $11 million of which will be paid at closing and $23 million of which is contingent upon the successful re-award to EOIR of the contract with the U.S. Army's Night Vision and Electronics Sensors Directorate by December 31, 2009.  The award of the NVESD contract is expected at the end of 2007 or early in 2008.

Technest and LLC will complete the transaction when the conditions to closing are satisfied, including among other things, approval of the transaction by the stockholders of Technest.

The board of directors of Technest voted unanimously in favor of this transaction. The board of directors of Technest was advised by Rodman & Renshaw, LLC who acted as a financial advisor to Technest and provided a fairness opinion to the Technest board as to the fairness of the consideration to be received by Technest.

The board believes this transaction will add significant value to its shareholders.  A significant portion of the proceeds from the closing will be used to retire all of the outstanding commercial debt of Technest and EOIR. Technest then intends to distribute a majority of the contingent purchase price of $23 million that it receives upon the successful re-award of the NVESD contract to EOIR to its shareholders in the form of a dividend. The remaining portion of the proceeds will be used to continue Technest's investment in promising technologies in the field of 3-dimensional and advanced imaging where Technest holds 19 patents.  After the sale of EOIR, Technest intends to focus on its core technical competencies in advanced imaging and detection and broaden its offerings into the health care and commercial markets.

About EOIR Technologies, Inc.
EOIR Technologies, Inc. has been providing innovative sensor engineering products and services to customers within the Department of Defense for nearly 25 years. For more information, please visit the company's website at http://www.eoir.com.

About Technest Holdings, Inc.
Technest Holdings, Inc. is a provider of: advanced remote sensor systems, chemical detectors, intelligent surveillance and advanced 3D imaging technology solutions to the defense and homeland security marketplaces. Technest is committed to setting next-generation standards in defense and security through the provision of innovative emerging technologies and expert services. Technest's solutions support military, law enforcement and homeland security personnel. Through strategic development, Technest focuses on the creation of dual-use technology and products with applications in both the defense market and civilian homeland security and law enforcement fields. For more information, please visit the company's website at http://www.technestholdings.com.

About The White Oak Group
The White Oak Group, Inc. is a private investment firm focused on investments in the aerospace and defense industry, with an emphasis on the following sectors: Homeland security (detection and deterrence); avionics and instrumentation; command and control; and communication networks and services.
http://www.thewhiteoakgroup.com

Investors are cautioned that certain statements contained in this press release are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," or similar expressions. In addition, any statements concerning the proposed transaction, anticipated proceeds, the re-award of the NVESD contract, future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, applicability, benefit and use of our product and services, and possible future actions, which may be provided by management, are also forward-looking statements as defined by the Act. Some of the factors that could significantly impact the forward-looking statements in this press release include, but are not limited to: ability to satisfy the closing conditions in the stock purchase agreement; the re-award of the NVESD contract to a third party; the functionality of our product; our capabilities; a rejection of the Company's products and technologies by the marketplace; and disputes as to the Company's intellectual property rights. Forward-looking statements are based upon current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about Technest Holdings, its products, economic and market factors and the industries in which Technest Holdings does business, among other things. These statements are not guarantees of future performance and Technest Holdings has no specific intention to update these statements. More detailed information about those factors is contained in Technest Holdings' filings with the Securities and Exchange Commission. http://www.sec.gov

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Technest intends to mail to its stockholders and file with the Securities and Exchange Commission (the “SEC”) a Proxy Statement or an Information Statement in connection with the proposed transaction, and to file other relevant materials with the SEC. The Statement and other materials filed with the SEC will contain important information about Technest, LLC, the sale of EOIR and related matters. Investors and security holders are urged to read the Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Statement and other documents filed with the SEC by Technest through the web site maintained by the SEC at www.sec.gov.